POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Ira J. Krakower, Rodney P. Jenks, Jr. and Seth
L. Kaplan, signing
individually, the undersigned's true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned's name and on
the undersigned's
behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC")
a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by
Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)	prepare and execute for and on behalf of the
undersigned, in the
undersigned's capacity as an officer and/or director of Hexcel Corporation (the
"Company"), (a) Forms 3, 4, and 5 in accordance with
Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder, (b) Forms 144 in accordance with Rule 144 of the Securities Act of 1933, and (c) any other forms or reports the undersigned may be required to file, each in connection with the undersigned's ownership, acquisition, or disposition of securities of the
Company;
and

(3)	file such forms or reports with the United States
Securities and Exchange
Commission and any stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power or substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

THIS POWER OF ATTORNEY shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless either revoked in writing by the undersigned or, as to each of the attorneys-in-fact, until such time as such attorney-in-fact ceases to be an employee of Hexcel Corporation or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of June, 2007.


/s/ Mark I. Clair
Signature

Mark I. Clair
Print Name